SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 3, 2007
Strategic Diagnostics Inc.
(Exact Name of Registrant Specified in Charter)

Delaware	000-68440	56-1581761

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Pencader Drive Newark, DE	19702

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 456-6789
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On September 3, 2007, Richard J. Defieux, who has served on the Registrant’s Board of Directors since 1996 and prior to that had been, since 1993, a member of the Board of Directors of Strategic Diagnostics, Inc., which merged with EnSys Corporation in 1996 to form the Registrant, retired from the Board of Directors effective September 3, 2007.
(d) On September 3, 2007, C. Geoffrey Davis was elected to serve as a member of the Board of Directors, filling the vacancy created by Mr. Defieux’s retirement, to serve for the remainder of Mr. Defieux’s term, scheduled to expire at the Corporation’s 2008 annual meeting of stockholders.
On September 3, 2007, in accordance with the Registrant’s Director Compensation Policy, the Board granted Mr. Davis a non-statutory option to purchase the number of shares of the Company’s common stock as equal to 30,000 divided by the closing price of the stock on the date hereof, which shall also be the per share exercise price of such options, such option to be exercisable upon the date hereof with respect to one-third of the number of shares covered thereby, with the remaining shares subject to such grant to vest in two (2) successive equal annual installments upon Mr. Davis’ completion of each year of service as a Board member over the two (2)-year period measured from the date hereof.
Item 9.01. Financial Statements and Exhibits.
The following exhibit is being furnished with this report
(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit Number	Exhibit Title
99	Press Release issued on September 4, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC DIAGNOSTICS, INC.
By:	/s/ Stanley Fronczkowski
Stanley Fronczkowski
Chief Financial Officer

Dated: September 6, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99	Press Release issued on September 4, 2007